Exhibit 10.28

ENDEAVOR GROUP HOLDINGS, INC.

2021 INCENTIVE AWARD PLAN

1.    Purpose. The Endeavor Group Holdings, Inc. 2021 Incentive Award Plan (as amended from time to time, the “Plan”) is intended to help Endeavor Group Holdings, Inc., a Delaware corporation (including any successor thereto, the “Company”), and Affiliates (i) to attract and retain key employees, directors, consultants, advisors and other Eligible Persons and to motivate such Eligible Persons to serve the Company and Affiliates and to expend maximum effort to improve business results and earnings of the Company by providing them the opportunity to acquire an interest in the operations and future success of the Company, and (ii) align the interests of such Eligible Persons with those of the Company’s shareholders. To this end, the Plan provides for, among other things, the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock or cash based awards and dividend equivalents. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.    Effective Date. The effective date of the Plan is the day prior to the date upon which Common Stock is listed (or approved for listing) upon notice of issuance on the NYSE (i.e., the pricing date of the Company’s initial public offering) (the “Effective Date”). No Incentive Stock Option may be granted pursuant to the Plan after the tenth anniversary of the earlier of (a) the date on which the Plan was adopted by the Board and (b) the date the Plan was approved by the Company’s stockholders.

3.    Definitions. The following definitions shall apply throughout the Plan:

(a)    “Affiliate” means (i) any Subsidiary and (ii) any other person or entity that directly or indirectly controls, is controlled by or is under common control with the Company or OpCo. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)    “Award” means any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock or Cash Based Award or Dividend Equivalent granted under the Plan.

(c)    “Award Agreement” means the agreement (whether in written or electronic form) or other instrument or document evidencing any Award granted under the Plan.

(d)    “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) shall have the meaning given such term (or term of similar import) in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or any Subsidiary, or severance plan in which the Participant is eligible to participate, in either case in effect at the time of the Participant’s termination of employment or service with the Company and any Subsidiary, or (ii) if “cause” or term of similar import is not defined in, or in the absence of, any such employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or any Subsidiary, or severance plan in which the Participant is eligible to participate, means: (A) the Participant’s commission of any act or omission that results in or could reasonably be expected to result in conviction of, or entry of a plea of no contest to (x) a felony or (y) a misdemeanor involving moral turpitude (or the equivalent of a misdemeanor involving moral turpitude or a felony in a jurisdiction other than the United States), (B) the Participant’s gross negligence or willful misconduct, or a willful failure to attempt in good faith to substantially perform his or her duties (other than due to physical illness or incapacity), (C) the Participant’s material breach of a provision of any employment agreement, consulting agreement, directorship agreement or similar services agreement or offer letter between the Participant and the Company or any Subsidiary, or any non-competition, non-disclosure or non-solicitation agreement with the Company or any Affiliate, (D) the Participant’s material violation of any written policies adopted by the Company or any Affiliate governing the conduct of persons performing services on behalf of the Company or any Affiliate, (E) the Participant’s obtaining any material improper personal benefit as result of breach by the Participant of any covenant or agreement (including a breach by the Participant of the Company’s code of ethics or a material breach by the Participant of other written policies furnished to the Participant relating to personal investment transactions) of which the Participant was or should have been aware, (F) the Participant’s fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the Company or any Affiliate, (G) the Participant’s use of alcohol or drugs that materially interferes with the performance of his or her duties, or (H) willful or reckless misconduct in respect of the Participant’s obligations to the Company or Affiliates or other acts of misconduct by the Participant occurring during the course of the Participant’s employment or service that in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the Company or any Affiliate. Notwithstanding anything to the contrary herein or elsewhere, if, within six (6) months following a Participant’s termination of employment or service for any reason other than by the Company or any Subsidiary for Cause, the Company or any Subsidiary determines that such Participant’s termination of employment or service could have been for Cause, such Participant’s termination of employment or service will be deemed to have been for Cause for all purposes, and such Participant will be required to disgorge to the Company all amounts received under this Plan, any Award Agreement or otherwise that would not have been payable to such Participant had such termination of employment or service been by the Company or any Subsidiary for Cause. The determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g)    “Change of Control” means, in the case of a particular Award, unless the applicable Award Agreement (or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or any Subsidiary) states otherwise, any of the following events or series of related events after the Effective Date: a merger or consolidation of the Company with any other Person or Persons, including a tender offer followed by a merger in which holders of Class A common stock of the Company, par value $0.00001 per share, receive the same consideration per share paid in the tender offer, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation. Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A common stock, Class B common stock, Class X common stock and Class Y common stock of the Company, $0.00001 par value per share, immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares or equity of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, (ii) by virtue of the consummation of any transaction or series of transactions, immediately following which, the Company and one or more other entities (the “Other Constituent Companies”) shall have become separate wholly-owned Subsidiaries of a holding company, and the record holders of the Class A common stock, Class B common stock, Class X common stock and Class Y common stock of the Company, $0.00001 par value per share, immediately prior to such transaction or series of transactions, together with the record holders of the outstanding equity interests in the Other

Constituent Companies immediately prior to such transaction or series of transactions, shall have become the equityholders of the new holding company in exchange for their respective equity interests in the Company and the Other Constituent Companies and such transaction or transactions would not otherwise constitute a “Change of Control” assuming references to the Company are references to such holding company or (iii) at any time that the Persons set forth on Schedule A, collectively, continue to beneficially own, directly or indirectly, securities of the Company representing more than 35% of the combined voting power of the Company’s then-outstanding voting securities and no other Person or “group” (within the meaning of Section 13(d) of the Exchange Act) that does not include the Persons set forth on Schedule A, beneficially owns, directly or indirectly, securities of the Company representing a greater percentage of the combined voting power of the Company’s then-outstanding voting securities than that then beneficially owned by the Persons set forth on Schedule A. Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the event or series of events described above with respect to such Award (or portion thereof) shall only constitute a Change of Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5). The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, the date of the occurrence of such Change of Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change of Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(i)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

(h)    “Committee” means (i) the Governing Body, (ii) if the Company’s Executive Committee (as defined in the Company’s certificate of incorporation as may be amended and/or restated from time to time) is the Governing Body and so directs, the Board or (iii) solely to the extent required to satisfy the exemption under the provisions of Rule 16b-3 promulgated under the Exchange Act in respect of Awards, the Board or a committee of the Board.

(i)    “Common Stock” means Class A common stock of the Company, par value $0.00001 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j)    “Disability” of a Participant means, unless otherwise set forth in an applicable Award Agreement, that such Participant is either (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) determined to be disabled in accordance with a long-term disability insurance or similar program maintained by the Company or is subject to a determination by the U.S. Social Security Administration (or similar non-U.S. governmental authority) that he or she is totally disabled.

(k)    “Dividend Equivalent” means a right to receive the equivalent value (in cash, shares of Common Stock or other property) of dividends paid on shares of Common Stock, awarded under Section 10(b).

(l)    “$” shall refer to the United States dollars.

(m)    “DRO” means a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

(n)    “Eligible Director” means a director who satisfies the conditions set forth in Section 4(a) of the Plan.

(o)    “Eligible Person” means any (i) individual employed by the Company or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person, (ii) director or officer of the Company or a Subsidiary, (iii) consultant or advisor to the Company or any of the Subsidiaries who may be offered securities registrable on Form S-8 under the Securities Act, or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or service from the Company or the Subsidiaries (and would satisfy the provisions of clause (i), (ii) or (iii) above once such individual begins employment with or providing services to the Company or a Subsidiary).

(p)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(q)    “Exchange Program” means a program (i) under which (A) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (B) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee, (C) the exercise price of an outstanding Award is reduced or increased or (ii) which otherwise constitutes a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted. The Committee will determine the terms and conditions of any Exchange Program in its sole discretion.

(r)    “Exercise Price” has the meaning set forth in Section 7(b) of the Plan.

(s)    “Fair Market Value” means, (i) with respect to Common Stock on a given date, (x) if the Common Stock is listed on a national securities exchange, the closing sales price of a share of Common Stock reported on such exchange on such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (y) if the Common Stock is not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Stock, or (ii) with respect to any other property on any given date, the amount determined by the Committee in good faith to be the fair market value of such other property as of such date. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a share of Common Stock as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

(t)    “Governing Body” has the meaning set forth in the Company’s certificate of incorporation as may be amended and/or restated from time to time.

(u)    “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

(v)    “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(w)    “Immediate Family Members” has the meaning set forth in Section 15(b)(ii) of the Plan.

(x)    “Indemnifiable Person” has the meaning set forth in Section 4(e) of the Plan.

(y)    “Manager” means Endeavor Manager, LLC.

(z)    “NYSE” means The New York Stock Exchange.

(aa)    “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(bb)    “OpCo” means Endeavor Operating Company, LLC.

(cc)    “Option” means an Award granted under Section 7 of the Plan.

(dd)    “Option Period” has the meaning set forth in Section 7(c) of the Plan.

(ee)    “Other Stock or Cash Based Award” means an Award granted under Section 10 of the Plan.

(ff)    “Participant” has the meaning set forth in Section 6 of the Plan.

(gg)    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal(s) for an applicable performance period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to, the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; and (xxiii) individual employee performance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices.

(hh)    “Performance Goals” shall mean, for any applicable performance period, one or more goals established in writing by the Committee based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined with reference to methodology determined appropriate by the Committee.

(ii)    “Permitted Transferee” has the meaning set forth in Section 15(b)(ii) of the Plan.

(jj)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, or (ii) an underwriter temporarily holding securities pursuant to an offering of such securities.

(kk)    “Released Unit” has the meaning set forth in Section 9(d)(i) of the Plan.

(ll)    “Restricted Period” has the meaning set forth in Section 9(a) of the Plan.

(mm)    “Restricted Stock” means an Award of Common Stock, subject to certain specified restrictions, granted under Section 9 of the Plan, including, without limitation, any such Awards that vest based upon and/or subject to achievement of Performance Goals (i.e., performance shares).

(nn)    “Restricted Stock Unit” means an Award of an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain specified restrictions, granted under Section 9 of the Plan, including, without limitation, any such Awards for which the amount delivered is based upon and/or subject to achievement of Performance Goals (i.e., performance stock units) and/or for which delivery of shares of Common Stock may occur over time based on achievement of Performance Goals or otherwise.

(oo)    “SAR Period” has the meaning set forth in Section 8(c) of the Plan.

(pp)    “Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.

(qq)    “Strike Price” has the meaning set forth in Section 8(b) of the Plan.

(rr)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ss)    “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company or OpCo.

(tt)    “Substitute Awards” has the meaning set forth in Section 5(e) of the Plan.

4.    Administration.

(a)    The Committee shall administer the Plan, and shall have the sole and plenary authority to (i) designate Participants, (ii) determine the type, size, and terms and conditions of Awards to be granted and to grant such Awards, (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, suspended, or repurchased by the Company, (iv) institute and determine the terms and conditions of an Exchange Program, (v) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred, either automatically or at the Participant’s or Committee’s election, (vi) interpret, administer, reconcile any inconsistency in, correct any defect in and supply any omission in the Plan and any Award granted under the Plan, (vii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan, (viii) accelerate the vesting, delivery or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, Awards, and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law. To the extent required to satisfy the exemption under the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable), or any exception or exemption under applicable securities laws or the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be (1) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and/or (2) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation (“Eligible Director”). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b)    Subject to the requirements of applicable law, the Committee may delegate all or any portion of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons who are non-employee members of the Board or are otherwise subject to Section 16 of the Exchange Act. Any such delegation may be revoked by the Committee at any time.

(c)    As further set forth in Section 15(e) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is required by applicable securities laws or regulation or NYSE listing guidelines.

(d)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons and entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e)    To the fullest extent permitted by law, no member of the Board or the Committee, or any employee or agent of the Company (each such person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud, a willful criminal act or a willful criminal omission). Each Indemnifiable Person shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud, willful criminal act or willful criminal omission, or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or by-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

5.    Grant of Awards; Shares Subject to the Plan; Limitations.

(a)    Awards. The Committee may grant Awards to one or more Eligible Persons.

(b)    Share Limits. Subject to Section 12 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards:

(i)    the number of shares of Common Stock that are reserved for issuance and may be delivered in the aggregate pursuant to Awards granted under the Plan may not exceed the sum of (A) 21,700,000 and (B) an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031 equal to the lesser of (x) the sum of (I) eight-tenths of one percent (0.8%) of the total number of outstanding shares of Common Stock, as of the close of business on the last business day of the prior calendar year, determined (1) on an “as-converted” basis taking into account any and all securities convertible into, or exercisable, exchangeable or redeemable for, shares of Common Stock (including Common Units of OpCo and Manager (including Profits Units of OpCo or Manager exchangeable pursuant to the limited liability company agreement of OpCo, as amended from time to time or the limited liability company agreement of Manager, as amended from time to time (without regard to any timing, vesting or other restrictions on exchange contained therein and without regard for any hurdle price related thereto)) that are redeemable pursuant to the limited liability company agreement of OpCo, as amended from time to time or the limited liability company agreement of Manager, as amended from time to time (without regard to any timing, vesting or other restrictions on redemptions contained therein and without regard for any hurdle price related thereto, and assuming no redemptions for cash)), and (2) except as provided in the foregoing clause (1), without regard to the conversion, exercise, exchange or redemption of any other securities into or for shares of Common Stock, plus (II) an aggregate number of shares of Common Stock equal to the “Supplemental Share Increase” as calculated on Schedule B, and (y) such smaller number of shares of Common Stock as determined by the Governing Body (the “Share Pool”);

(ii)    no more than 21,700,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and

(iii)    the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during such fiscal year, shall be six hundred thousand ($600,000); provided, that the foregoing limitation shall not apply in respect of any Awards issued to a non-employee director (A) in respect of any one-time initial equity grant upon a non-employee director’s appointment to the Board or (B) in the event of extraordinary circumstances, to the extent such non-employee director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving other non-employee directors.

(c)    Share Counting. The Share Pool shall be reduced by the relevant number of shares of Common Stock granted under the Plan for each Award that is valued by reference to a share of Common Stock; provided that Awards that are valued by reference to shares of Common Stock but are paid in cash pursuant to their terms or the Plan and Dividend Equivalents paid in cash in conjunction with any Award shall not reduce the Share Pool. If and to the extent that Awards originating from the Share Pool terminate, expire, or are canceled, forfeited, exchanged, or surrendered (including, without limitation, pursuant to an Exchange Program), without having been exercised, vested, or settled, the shares of Common Stock subject to such Awards shall again be available for Awards under the Share Pool. Notwithstanding the foregoing, the following shares of Common Stock shall not become available for issuance under the Plan: (i) shares of Common Stock tendered by Participants, or withheld by the Company, as full or partial payment to the Company upon the exercise of Stock Options granted under the Plan; (ii) shares of Common Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent that the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon the exercise of the Stock Appreciation Rights; (iii) shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on, settlement of, or exercise of Awards granted under the Plan; and (iv) shares of Common Stock purchased on the open market by the Company with the cash proceeds received from the exercise of Stock Options. Notwithstanding the provisions of this Section 5(c), after the tenth anniversary of the earlier of (a) the date on which the Plan was adopted by the Board and (b) the date the Plan was approved by the Company’s stockholders, no shares of Common Stock shall again be available for future grants of Awards under the Plan pursuant to this Section 5(c) to the extent that such return of shares of Common Stock would at such time cause the Plan to constitute a “formula plan” or constitute a “material revision” of the Plan subject to shareholder approval under then-applicable rules of the NYSE (or any other applicable exchange or quotation system).

(d)    Source of Shares. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e)    Substitute Awards. The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards; provided, that Substitute Awards issued or intended as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan. The Committee may grant Substitute Awards on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan (and shares of Common Stock subject to such Awards shall not be added to the shares of Common Stock available for Awards under the Plan); provided that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

6.    Eligibility. Participation shall be limited to Eligible Persons who have been selected by the Committee and who have entered into an Award Agreement with respect to an Award granted to them under the Plan (each such Eligible Person, a “Participant”).

7.    Options.

(a)    Generally. Each Option shall be subject to the conditions set forth in the Plan and in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award Agreement expressly states otherwise. Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company and Affiliates and who are eligible to receive an Incentive Stock Option under the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option properly granted under the Plan.

(b)    Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option (that is not a Substitute Award) shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant. In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

(c)    Vesting, Exercise and Expiration. The Committee shall determine the manner and timing of vesting (which, for the avoidance of doubt, may include service- and/or Performance Goal-based vesting conditions), exercise and expiration of Options. The period between the date of grant and the scheduled expiration date of the Option (“Option Period”) shall not exceed ten years (or in the case of an Incentive Stock Option granted to a Greater Than 10% Stockholder, five years), unless the Option Period would expire at a time when trading in the shares of Common Stock is prohibited by any exchange and/or insider trading policy that may be established by Manager or the Company, as may be amended from time to time (a “Trading Policy”), or any “black-out” or similar period under the Manager’s or the Company’s policies covering trading in the Company’s securities, including any limited liability company units or other interests of any subsidiary of the Company that are convertible for or exchangeable into (i) any equity or other security of the Company or (ii) any equity or other security of such subsidiary which in turn is convertible for or exchangeable into any equity or other security of the Company (including any Trading Policy) to which the applicable Participant is subject (a “Black Out Period”), in which case, solely in respect of Nonqualified Stock Options, the Option Period shall be extended automatically until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code). The Committee, in its sole discretion, may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.

(d)    Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until the Participant has paid the Exercise Price to the Company in full, and an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Option and the Award Agreement accompanied by payment of the Exercise Price and such applicable taxes. The Exercise Price and delivery of all applicable required withholding taxes shall be payable (i) in cash or by check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company) or any combination of the foregoing; provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as elected by the Participant and that the Committee may permit, in its sole discretion, including without limitation: (A) in the form of other property having a Fair Market Value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes against delivery of the shares of Common Stock to settle the applicable trade; or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. In all events of cashless or net exercise, any fractional shares of Common Stock shall be settled in cash.

(e)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date on which the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the date of grant of the Incentive Stock Option and (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f)    Compliance with Laws. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Common Stock of the Company is listed or quoted.

(g)    Incentive Stock Option Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a parent or subsidiary of the Company (within the meaning of Sections 424(e) and 424(f) of the Code), the Option Period shall not exceed five years from the date of grant of such Option and the Exercise Price shall be at least 110% of the Fair Market Value (on the date of grant) of the shares subject to the Option.

(h)    $100,000 Per Year Limitation for Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.    Stock Appreciation Rights (SARs).

(a)    Generally. Each SAR shall be subject to the conditions set forth in the Plan and the Award Agreement. Any Option granted under the Plan may include a tandem SAR. The Committee also may award SARs independent of any Option.

(b)    Strike Price. The strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant; provided, however, that a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c)    Vesting and Expiration. A SAR granted in tandem with an Option shall vest and become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independently of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee in its sole discretion and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by a Trading Policy or Black Out Period, the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).

(d)    Method of Exercise. SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e)    Payment. Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value as determined on the date of exercise, or any combination thereof, as determined by the Committee in its sole discretion. Any fractional shares of Common Stock shall be settled in cash.

9.    Restricted Stock and Restricted Stock Units.

(a)    Generally. Each Restricted Stock and Restricted Stock Unit Award shall be subject to the conditions set forth in the Plan and the applicable Award Agreement. The Committee shall establish restrictions applicable to Restricted Stock and Restricted Stock Units, including the period over which the restrictions shall apply (the “Restricted Period”), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested (which, for the avoidance of doubt, may include service- and/or Performance Goal-based vesting conditions). Subject to such rules, approvals, and conditions as the Committee may impose from time to time, an Eligible Person who is a non-employee director may elect to receive all or a portion of such Eligible Person’s cash director fees and other cash director compensation payable for director services provided to the Company by such Eligible Person in any fiscal year, in whole or in part, in the form of Restricted Stock Units. The Committee, in its sole discretion, may accelerate the vesting and/or the lapse of any or all of the restrictions on Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards. No share of Common Stock shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.

(b)    Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee may also cause a stock certificate registered in the name of the Participant to be issued. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company or its designee (including third-party administrators) (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock. If the Participant shall fail to execute and deliver the escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the Award Agreement, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock.

(c)    Restrictions; Forfeiture. Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in Section 15(b) and the Award Agreement. In the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a shareholder with respect thereto), and to such Restricted Stock Units, as applicable, including to any dividends and/or Dividend Equivalents that may have been accumulated and withheld during the Restricted Period in respect thereof, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

(d)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)    Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect, except as set forth in the Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall deliver to the Participant or such Participant’s beneficiary (via book-entry notation or, if applicable, in stock certificate form) the shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to the Restricted Stock shall be distributed to the Participant in cash or in shares of Common Stock having a Fair Market Value on the date of distribution (or a combination of cash and shares of Common Stock) equal to the amount of such dividends, upon the release of restrictions on the Restricted Stock.

(ii)    Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or such Participant’s beneficiary (via book-entry notation or, if applicable, in stock certificate form), one or more shares of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit that has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”), as set forth in the applicable Award Agreement; provided, however, that the Committee may elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the shares of Common Stock would have otherwise been delivered to the Participant in respect of such Restricted Stock Units.

(iii)     If and to the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units may be granted Dividend Equivalents payable upon or in connection with the payment by the Company of dividends on shares of Common Stock either in cash or, if determined by the Committee, in shares of Common Stock or other property having a Fair Market Value equal to the amount of such dividends as of the date of payment (or a combination of cash, shares of Common Stock or other property) (and interest may, if determined by the Committee, be credited on the amount payable in respect of the Dividend Equivalents in cash at a rate and subject to such terms as determined by the Committee). Payments in respect of the Dividend Equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled (in the case of Restricted Stock Units, following the release of restrictions on such Restricted Stock Units), and if such Restricted Stock Units are forfeited, the holder thereof shall have no right to payments in respect of such Dividend Equivalents.

(e)    Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE ENDEAVOR GROUP HOLDINGS, INC. 2021 INCENTIVE AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                     , BETWEEN ENDEAVOR GROUP HOLDINGS, INC. AND                     . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ENDEAVOR GROUP HOLDINGS, INC.

10.    Other Stock or Cash Based Awards; Dividend Equivalents.

(a)    Other Stock or Cash Based Awards. The Committee may issue unrestricted Common Stock, rights to receive future grants of Awards, or other Awards denominated in Common Stock (including performance shares or performance units), or Awards that provide for cash payments, whether based in whole or in part on the value or future value of shares of Common Stock or otherwise, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and on such terms and conditions as the Committee shall from time to time determine (“Other Stock or Cash Based Awards”). Each Other Stock or Cash Based Award shall be evidenced by an Award Agreement, which may include conditions including, without limitation, the payment by the Participant of the Fair Market Value of the shares of Common Stock underlying such Award on the date of grant. Other Stock or Cash Based Awards may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of or in settlement of a bonus, deferred bonus, deferred compensation, phantom equity or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

(b)    Dividend Equivalents. The Committee may provide a Participant with Dividend Equivalents alone or as part of an Award, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, a requirement of reinvestment of additional shares of Common Stock received in connection therewith; provided, that no dividend equivalents shall be payable (i) in respect of outstanding Options or SARs or (ii) in respect of any other Award unless and until the Participant vests in such underlying Award; provided, further, that Dividend Equivalents may be accumulated in respect of unearned or unvested Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and vested and become payable or distributable or are settled (and the right to any such accumulated Dividend Equivalents shall be forfeited upon the forfeiture of the Award to which such Dividend Equivalents relate).

11.    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.    Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change of Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)    adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award and/or (3) any applicable Performance Goals;

(ii)    providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate or become no longer exercisable upon the occurrence of such event);

(iii)    cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per-share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); and

(iv)    providing that any or all of the Awards cannot vest, be exercised or become payable after such event and any or all of the unvested Awards are cancelled and terminated without any payment or consideration therefor.

provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. In anticipation of the occurrence of any event listed in the first sentence of this Section 12, for reasons of administrative convenience, the Committee in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to, and/or up to 30 days after, the anticipated occurrence of any such event.

13.    Effect of Change of Control. Except to the extent otherwise provided in an Award Agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or any Subsidiary, in the event of a Change of Control, notwithstanding any provision of the Plan to the contrary (but without limiting the Committee’s rights under Section 12), if the Participant’s employment with or service to the Company or any Subsidiary is terminated by the Company or such Subsidiary without Cause (and other than due to death or Disability) on or within 12 months following a Change of Control, the Committee may (but is not obligated to) provide that all Options and SARs held by such Participant shall become immediately exercisable with respect to 100% of the shares subject to such Options and SARs, and that the Restricted Period (and any other conditions) shall expire immediately with respect to 100% of the shares of Restricted Stock and Restricted Stock Units and any other Awards held by such Participant (including a waiver of any applicable Performance Goals); provided, that if the vesting or exercisability of any Award would otherwise be subject to the achievement of Performance Goals, the portion of such Award that shall become fully vested and immediately exercisable (if any) shall be based on the assumed achievement of actual or target performance as determined by the Committee and, unless otherwise determined by the Committee, prorated for the number of days elapsed from the grant date of such Award through the date of termination.

14.    Amendments and Termination.

(a)    Amendment and Termination of the Plan. The Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted, for changes in GAAP to new accounting standards); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, Exchange Programs are expressly permitted hereunder and the Committee may in its sole discretion, and without shareholder approval, institute any such Exchange Program.

(b)    Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award Agreement or the Plan, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company or any Subsidiary); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation.

15.    General.

(a)    Award Agreements; Other Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of any conflict between the terms of the Plan and any Award Agreement or employment, change-in-control, severance or other agreement in effect with the Participant, the term of the Plan shall control.

(b)    Nontransferability.

(i)    Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised (if applicable) and the Shares underlying such Award have been issued and all restrictions applicable to such Shares have lapsed, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)    Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant or the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Committee, or (2) as provided in the applicable Award Agreement; (each transferee described in clause (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)    The terms of any Award transferred in accordance with the immediately preceding paragraph shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award Agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or any Subsidiary under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement; and (E) any non-competition, non-solicitation, non-disparagement, non-disclosure, or other restrictive covenants contained in any Award Agreement or other agreement between the Participant and the Company or any Affiliate shall continue to apply to the Participant and the consequences of the violation of such covenants shall continue to be applied with respect to the transferred Award, including without limitation the clawback and forfeiture provisions of Section 15(u) of the Plan.

(c)    Tax Withholding.

(i)    The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes (up to the maximum permissible withholding amounts) in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action that the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.

(ii)    Without limiting the generality of paragraph (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash, (B) the delivery of shares of Common Stock (which shares are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value on such date equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value on such date equal to such withholding liability. In addition, subject to any requirements of applicable law, the Participant may also satisfy the tax withholding obligations by other methods, including selling shares of Common Stock that would otherwise be available for delivery, provided that the Board or the Committee has specifically approved such payment method in advance.

(d)    No Claim to Awards; No Rights to Continued Employment, Directorship or Engagement. No employee, director, consultant or other person employed by or providing service to the Company or an Affiliate shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, or to continue in the employ or the service of the Company or an Affiliate, nor shall it be construed as giving any Participant who is a director any rights to continued service on the Board.

(e)    International Participants. With respect to Participants who reside or work outside of the United States, the Committee, in its sole discretion, may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(f)    Beneficiary Designation. The Participant’s beneficiary shall be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

(g)    Termination of Employment or Service. The Committee, in its sole discretion, shall determine the effect of all matters and questions related to the termination of employment of or service of a Participant. Except as otherwise provided in an Award Agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or any Subsidiary, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with any of the Subsidiaries (or vice versa) shall be considered a termination of employment or service with the Company or such Subsidiary; and (ii) if the

Participant’s employment with the Company or any Subsidiary terminates, but such Participant continues to provide services with the Company or any Subsidiary in a non-employee capacity (including as a non-employee director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or any Subsidiary for purposes of the Plan.

(h)    No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i)    Government and Other Regulations.

(i)    Nothing in the Plan shall be deemed to authorize the Committee or any members thereof to take any action contrary to applicable law or regulation, or rules of the NYSE or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

(ii)    The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, U.S. federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(iii)    The Committee, in its sole discretion, may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the

Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j)    No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If the Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(k)    Payments to Persons Other Than Participants. If the Committee, in its sole discretion, shall find that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to such person’s spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(l)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(m)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or to otherwise segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

(n)    Reliance on Reports. Each member of the Committee, each member of the Board and each member of a committee or subcommittee thereof shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board (other than such member) as to matters the member reasonably believes are within such agent’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

(o)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(p)    Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

(q)    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(r)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(s)    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

(t)    Section 409A of the Code.

(i)    It is intended that the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii)    Notwithstanding anything in the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such

Participant’s “separation from service” within the meaning of Section 409A of the Code or, if earlier, the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)    In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change of Control, no such acceleration shall be permitted unless the event giving rise to the Change of Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(u)    Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may, to the extent provided in any Award Agreement, cancel an Award if the Participant, without the consent of the Company, (A) has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities or (B) violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Committee, or if the Participant’s employment or service is terminated for Cause. The Committee may also provide in an Award Agreement that in any such event the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award Agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. In addition, the Company shall retain the right to bring an action at equity or law to enjoin the Participant’s activity and recover damages resulting from such activity. Further, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).

(v)    No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(w)    No Interference. The existence of the Plan, any Award Agreement, and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(x)    Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and Affiliates. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(y)    Whistleblower Acknowledgments. Notwithstanding anything to the contrary herein, nothing in this Plan or any Award Agreement will (i) prohibit a Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (ii) require prior approval by the Company or any of the Affiliates of any reporting described in clause (i).

(z)    Defend Trade Secrets Act Acknowledgment. Notwithstanding anything to the contrary contained nothing in this Plan or any Award Agreement, pursuant to the Defend Trade Secrets Act of 2016, no Participant shall be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If a Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, such Participant may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if such Participant (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order.

(aa)    Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any shares of Common Stock or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Participant and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Participant until the end of such period.

(bb)    Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 15(bb) by and among, as applicable, the Company and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and Affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of the Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and Affiliates may each further transfer the Data to any third parties assisting the Company and Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of the Affiliates or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

*        *        *

As adopted by the Board of Directors of the Company and approved by the shareholders of the Company.

Schedule A

•	Executive Directors (as defined in the Company’s certificate of incorporation as may be amended from time to time)

•

Any Permitted Transferees of the Executive Directors (as defined in the Third Amended and Restated Limited Liability Company Agreement of Endeavor Operating Company, LLC, as may be amended from time to time

•

SLP West Holdings, L.L.C., a Delaware limited liability company, SLP West Holdings II, L.L.C., a Delaware limited liability company, SLP West Holdings III, L.P., a Delaware limited partnership, SLP West Holdings IV, L.P., a Delaware limited partnership, Silver Lake Technology Investors IV (Delaware II), L.P., a Delaware limited partnership, Silver Lake Partners IV DE (AIV III), L.P., a Delaware limited partnership, SLP West Holdings Co-Invest, L.P., a Delaware limited partnership, and SLP West Holdings Co-Invest II, L.P., a Delaware limited partnership, and any Permitted Transferee that is an SL Related Entity (the “SL Member”)

•	Any SL Related Fund, any SL Related Fund Subsidiary and any general partner of a SL Related Fund (the “SL Related Entity”).

•

Any bona fide investment fund, or alternative investment vehicle of a bona fide investment fund, that is advised by the investment manager of the SL Member, or by an affiliate of the investment manager of the SL Member (“SL Related Funds”)

•

Any Person whose equity is directly or indirectly one hundred percent (100%) owned by (i) one or more SL Related Funds and/or (ii) to the extent that the general partner(s) of such SL Related Funds acquired an equity interest in such Person in connection with the SL Related Fund’s investment in the Company, such general partner(s) (“SL Related Fund Subsidiaries”). For the avoidance of doubt, the SL Member is a SL Related Fund Subsidiary as of the Effective Date.

•	Any general partner of a SL Related Fund

Schedule B

The “Supplemental Share Increase” on any applicable January 1 shall equal the sum of (a) and (b) set forth below:

(a)

To the extent the Average Share Price exceeds one or more Incremental Share Price Thresholds for the first time in the calendar year prior to such January 1, the sum of the following for each applicable Incremental Share Price Threshold: (i) 26,500,000 divided by (ii) such Incremental Share Price Threshold, rounded up to the nearest whole share, plus

(b)

To the extent the Average Share Price exceeds one or more Significant Share Price Thresholds for the first time in the calendar year prior to such January 1, the sum of the following for each applicable Significant Share Price Threshold: (i) 100,000,000 divided by (ii) such Significant Share Price Threshold, rounded up to the nearest whole share;

provided that, (i) in no event will the Supplemental Share Increase exceed 5,700,000 shares of Common Stock and (ii) for the avoidance of doubt, once an Incremental Share Price Threshold or Significant Share Price Threshold has been taken into account for purposes of calculating a Supplemental Share Increase, it shall not be taken into account in any future Supplemental Share Increase. For example, if the Average Share Price exceeds $28.50 and $33.00 for the first time in a calendar year (and such Average Share Prices were not attained prior to such calendar year), the Supplemental Share Increase on the subsequent January 1 would equal 1,732,856 shares of Common Stock (929,825 shares of Common Stock in respect of the Average Share Price exceeding $28.50 and 803,031 shares of Common Stock in respect of the Average Share Price exceeding $33.00).

“Average Share Price” means, at any applicable time of determination, the per share price of Common Stock of the Company, which for this purpose shall be equal to: (i) in the case of a Change of Control, the purchase price of a share of Common Stock in connection with (or implied by) such Change of Control, and (ii) at all other applicable times of determination, the volume weighted average price of a share of Common Stock on the primary exchange on which it is listed during the 30 consecutive trading days immediately preceding such applicable time of determination. The Common Stock Price shall be reduced by the Committee in good faith to take into account any extraordinary dividends and adjusted by the Committee in good faith to take into account any stock splits or similar corporate events, in each case, in accordance with Section 11 of the Plan.

“Incremental Share Price Threshold” means each of $28.50 and each amount that is $4.50 more than the prior amount (i.e., $33.00, then $37.50, then $42.00, continuing indefinitely).

“Significant Share Price Threshold” means each of $49.00 and each amount that is $25.00 more than the prior amount (i.e., $74.00, then $99.00, then $124.00, continuing indefinitely).